                                                              EXHIBIT (a)(3)

                         COOKER RESTAURANT CORPORATION

                         NOTICE OF GUARANTEED DELIVERY
                           OF SHARES OF COMMON STOCK

     This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of common stock of Cooker Restaurant Corporation are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary (as defined below) prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase defined below). Such form may be delivered by hand or transmitted by mail or overnight courier, or (for Eligible Institutions only) by facsimile transmission, to the Depositary. See
Section 3 of the Offer to Purchase.

     THE ELIGIBLE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

                        THE DEPOSITARY FOR THE OFFER IS:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                                    By Mail:
                                 P.O. Box 3301
                           South Hackensack, NJ 07606
                        Attn: Reorganization Department

                             By Overnight Delivery:
                               85 Challenger Road
                                Mail Drop-Reorg.
                           Ridgefield Park, NJ 07660
                        Attn: Reorganization Department:

                                    By Hand:
                                  120 Broadway
                                   13th Floor
                               New York, NY 10271
                        Attn: Reorganization Department

                           By Facsimile Transmission:
                        (for Eligible Institutions only)
                                 (201) 296-4293

                             Confirm by Telephone:
                                 (201) 296-4860

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to Cooker Restaurant Corporation, an Ohio corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 12, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock without par value (together with associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of February 1, 1990, between the Company and National City Bank as Rights Agent, the "Shares"), of the Company listed below, pursuant to the guaranteed delivery procedure set forth in
Section 3 of the Offer to Purchase.

------------------------------------------------------
                                Number of Shares

------------------------------------------------------
                        Certificate Nos.: (if available)

If shares will be tendered by book entry transfer:

------------------------------------------------------
                         Name of Tendering Institution

------------------------------------------------------
                           Account No. at (check one)

[ ] The Depository Trust Company

[ ] Philadelphia Depository Trust Company

------------------------------------------------------
                                    Name(s)

------------------------------------------------------
                                    Address

------------------------------------------------------
                           Area Code/Telephone Number

------------------------------------------------------
                                  Signature(s)

Dated:
----------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States hereby guarantees: (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended; (ii) that such tender of Shares complies with Rule 14e-4; and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company or Philadelphia Depository Trust Company, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three New York Stock Exchange, Inc. trading days after the Depositary receives this Notice.

Number of Firm
------------------------------------

Address
---------------------------------------------

------------------------------------------------------
                             City, State, Zip Code

Area Code
and Telephone Number
                         -----------------------------

------------------------------------------------------
                              Authorized Signature

------------------------------------------------------
                              Name (Please Print)

Title
-------------------------------------------------

Dated:
----------------------------------------------

                 DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
                   YOUR SHARE CERTIFICATES MUST BE SENT WITH
                           THE LETTER OF TRANSMITTAL.

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED.

              IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE,
               A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH
                         PRICE SPECIFIED MUST BE USED.

         CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO
           BOX IS CHECKED (EXCEPT AS PROVIDED IN THE ODD LOTS BOX AND
            INSTRUCTIONS BELOW), THERE IS NO VALID TENDER OF SHARES.

[ ]   $10.500   [ ]   $11.125   [ ]   $11.750
[ ]   $10.625   [ ]   $11.250   [ ]   $11.875
[ ]   $10.750   [ ]   $11.375   [ ]   $12.000
[ ]   $10.875   [ ]   $11.500
[ ]   $11.000   [ ]   $11.625

                                    ODD LOTS
                              (SEE INSTRUCTION 9)

     This section is to be completed ONLY if Shares are being tendered by or on behalf of a person who owned beneficially as of the close of business on August 11, 1998, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares.

     The undersigned either (check one box):

     [ ] owned beneficially as of the close of business on August 11, 1998, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares, all of which are being tendered, or

     [ ] is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owned beneficially as of the close of business on August 11, 1998, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

     If you do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share in the box entitled "Price (In Dollars) Per Share At Which Shares are Being Tendered" above). [ ]